Exhibit 23.1

[Great-West Life & Annuity Insurance Company]

December 20, 2013

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Re:	Opinion of Counsel Registration Statement on Form S-1 under the Securities Act of 1933

Ladies and Gentlemen:

I hereby consent to the reference of my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Beverly A. Byrne

Beverly A. Byrne

Chief Compliance Officer and Chief Legal Counsel, Financial Services

Great-West Life & Annuity Insurance Company